UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2014

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, the Personnel and Compensation Committee of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved the payment of retention bonuses to certain executive officers of ATK, contingent on the successful completion of the spin-off of ATK’s Sporting Group business as a public company named Vista Outdoor Inc. and the merger of ATK’s Aerospace and Defense Groups with Orbital Sciences Corporation to become Orbital ATK, Inc. (together, the “Transaction”). The following “named executive officers” were awarded retention bonuses as described below:

•	Scott D. Chaplin, ATK’s Senior Vice President, General Counsel and Secretary, in the total amount of $649,688, equal to 150% of his base salary; and

•	Blake E. Larson, ATK’s Senior Vice President and President Aerospace Group, in the total amount of $573,615, equal to 125% of his base salary.

The retention bonuses will be payable in two equal installments as soon as practicable following the closing of the Transaction and on the first anniversary of the closing of the Transaction, subject in each case to continued employment as of those dates with Vista Outdoor Inc. or Orbital ATK, Inc., as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ Scott D. Chaplin
	Name:	Scott D. Chaplin
	Title:	Senior Vice President, General Counsel and Secretary

Date: September 17, 2014